UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2012

PHYSICIANS FORMULA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (I.R.S. Employer Identification No.)

1055 West 8th Street
Azusa, California 97102
(Address of principal executive offices, including zip code)

(626) 334-3395

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 12, 2012, Markwins Merger Sub, Inc. (“MergerSub”), a wholly owned subsidiary of Markwins International Corporation (“Markwins”), was merged (the “Merger”) with and into Physicians Formula Holdings, Inc. (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of September 26, 2012, by and among the Company, Markwins and MergerSub, as amended by that Amendment No. 1 to Agreement and Plan of Merger, dated as of November 15, 2012 (as amended, the “Merger Agreement”). As a result of the Merger, the Company became a wholly owned subsidiary of Markwins.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares of common stock owned by Markwins, MergerSub or the Company, or by any direct or indirect wholly-owned subsidiary or affiliate of Markwins, and shares of common stock held by the Company’s stockholders, if any, who have properly demanded and validly perfected their statutory rights of appraisal), automatically converted into the right to receive $4.90 per share in cash, without any interest and less any applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their rights to receive the Merger Consideration or to exercise their appraisal rights) and no longer had any interest in the Company’s future earnings and growth. In addition, each previously outstanding warrant and option to acquire shares of the Company’s common stock that remained outstanding immediately prior to the Effective Time was automatically cancelled at the Effective Time, and the holder of each such option or warrant, as the case may be, became entitled to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price per share of the option or warrant, as the case may be.

The foregoing description of the Merger Agreement (including the amendment) is not complete and is qualified in its entirety by reference to the Merger Agreement.  A copy of the agreement and plan of merger as it existed prior to amendment was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2012 and a copy of the amendment was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2012, the terms of which are incorporated herein by reference.

On December 12, 2012, a press release announcing the closing of the Merger was issued, a copy of which filed as an exhibit to this report and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 of this report is incorporated herein by reference.

In connection with the closing of the Merger, pursuant to a written request submitted by the Company to The NASDAQ Global Select Market (“NASDAQ”) on December 12, 2012, trading of the Company’s common stock on NASDAQ is expected to be halted after the close of the market on December 12, 2012 and subsequently suspended. An application on Form 25 to delist the Company’s common stock from NASDAQ and to deregister the shares of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is expected to be filed with the SEC by NASDAQ.

The Company intends to file with the SEC a certification on Form 15, requesting the deregistration of the shares of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to the Rights of Security Holders

The information set forth in Item 2.01 of this report is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information set forth in Item 2.01 of this report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of the Effective Time, the then-existing directors of the Company (Ingrid Jackel, Jeffrey P. Rogers, Charles J. Hinkaty, Thomas E. Lynch, Bruce E. Kanter and A. Alexander Taylor) resigned from the Company’s board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As of the Effective Time, in accordance with the terms of the Merger Agreement, the certificate of incorporation and the bylaws of MergerSub in effect immediately prior to the Effective Time became the certificate of incorporation and the bylaws of the Company. The certificate of incorporation and the bylaws of the Company as currently in effect are attached as exhibits to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Physicians Formula Holdings, Inc.

3.2	Bylaws of Physicians Formula Holdings, Inc.

99.1	Press Release issued on December 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Physicians Formula Holdings, Inc.

Date: December 12, 2012	By:	/s/ Ingrid Jackel
Ingrid Jackel
Chief Executive Officer